Exhibit 99.1

Montpelier Names Michael Paquette as Chief Financial Officer, Kip Oberting to Start Investment Advisory Firm and Enters into Advisory Agreement

HAMILTON, Bermuda, March 11, 2008 — (BUSINESS WIRE) — Montpelier Re Holdings Ltd. (MRH) today announced the appointment of Michael S. Paquette as Chief Financial Officer and an Executive Vice President of the Company, effective May 1, 2008.

Mr. Paquette joined Montpelier in May 2007 as Group Controller after serving 18 years with White Mountains Insurance Group, Ltd. in a variety of capacities, including its Controller. He received a Bachelor of Science in Business Administration from the University of Vermont and is a Certified Public Accountant (CPA), a Certified Management Accountant (CMA) and a Certified Financial Manager (CFM).

Anthony Taylor, CEO and Chairman said: “Mike was instrumental in the foundation of Montpelier, working with the original start-up team to establish our Bermuda operations.  Since he joined us last spring we have benefited greatly from his wide range of talents and his strong leadership of our expanded Finance team.

Kernan V. (Kip) Oberting, who has served as CFO of Montpelier since October 2004, is leaving the Company to establish a NH-based investment advisory company and will continue to provide Montpelier with corporate finance, asset allocation and investment advisory services until 2010.  The Company and Mr. Oberting may extend the term of such services thereafter by mutual agreeement.

Mr. Taylor continued, “Kip has been a very innovative and creative CFO, and we very much look forward to his continued association with Montpelier as an active advisor to the Company.  We are pleased that we will continue to enjoy the benefit of his wealth of corporate finance and capital management experience into the future.”

About Montpelier Re

Through our operations in Bermuda, the US and Europe, the Montpelier Group provides customized, innovative, and timely reinsurance and insurance solutions to the global market. For further information about Montpelier Re, please visit our website at www.montpelierre.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Montpelier Re may from time to time make, written or oral “forward-looking” statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. All forward-looking statements are based upon current plans, estimates and projections.  Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,”

“believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan of our new insurance and reinsurance initiatives effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2007, which we have filed with the Securities and Exchange Commission.

Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Source: Montpelier Re Holdings Ltd.

Contact: Montpelier Re Holdings Ltd. William Pollett, 441-297-9576 SVP & Treasurer